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                                                                     Exhibit 5.1

                   [LETTERHEAD OF KENNETH S. STEWART, ESQ.]


                                  July 2, 1999


Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770

       Re: Registration Statement on Form S-3 of Edison International, EIX Trust I, EIX Trust II and EIX Trust III
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Ladies and Gentlemen:

        I am an Assistant General Counsel of Edison International, a
California corporation. In connection with the registration statement on Form S-3 filed on July 2, 1999 (the "Registration Statement") by Edison International, EIX Trust I, a Delaware business trust, EIX Trust II, a Delaware business trust, and EIX Trust III, a Delaware business trust (collectively, the "Registrants") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

        I have reviewed the prospectus (the "Prospectus") and the prospectus supplement (the "Initial Prospectus Supplement"), each of which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, including the Initial Prospectus Supplement, (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration of up to $2,500,000,000 aggregate offering price of (i) one or more series of unsecured senior or subordinated debt securities (the "Debt Securities") which may be issued by Edison International, (ii) shares of common stock, without par value, which may be issued by Edison International (the "Common Stock"), (iii) shares of preferred stock, without par value, which may be issued by Edison International (the "Preferred Stock"), (iv) preferred securities (the "Preferred Securities") which may be issued by each Trust pursuant to their respective Amended and Restated Trust Agreements (each an "Amended Trust Agreement") and
(v) guarantees of the Preferred Securities, which may be issued by Edison International (the "Preferred Securities Guarantees") described below pursuant to one or more guarantee agreements (each a "Guarantee Agreement"). The Debt Securities, the Preferred Securities Guarantees, the Common Stock and the Preferred Stock are collectively referred to herein as the "Securities." Any Debt Security may be exchangeable and/or convertible into shares of Common Stock. The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between Edison International and a trustee (each, a "Trustee").

        In my capacity as Assistant General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by the Registrants in connection with the
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authorization and issuance of the Securities. For purposes of this opinion, I have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and California laws, in the manner presently proposed.

          I have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of all such documents, corporation records and instruments of the Registrants as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

          I have been furnished with, and with your consent have exclusively relied upon, certificates of officers of Edison International with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

          I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of California, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof:

          1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of Edison International of any necessary further resolutions duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of Edison International against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (b) each of the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and assuming that (w) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (x) the Debt Securities as executed and delivered do not violate any law applicable to Edison International or result in a default under or breach of any agreement or instrument binding upon Edison International, (y) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Edison International, whether imposed by any court or governmental or regulatory body having jurisdiction over Edison International, and (z) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of Edison International enforceable against Edison International in accordance with the terms of the Debt Securities.
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          2.  With respect to the Preferred Securities Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Trust Agreement and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Amended Trust Agreement; (ii) the appropriate officers of Edison International have taken all necessary action to fix and determine the terms of the applicable Preferred Securities Guarantees in accordance with the resolutions adopted by the Board of Directors of Edison International relating to the issuance and delivery of the Preferred Securities; (iii) the terms of the applicable Preferred Securities and the related Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Trust Agreement and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Trust Agreement and Amended Trust Agreement, and the Articles of Incorporation and Bylaws of Edison International, or result in a default under or breach of any agreement or instrument binding upon the applicable Trust or Edison International; (iv) the Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the Prospectus Supplement(s) relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the applicable Property Trustee (as defined in the applicable Amended Trust Agreement) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; (vii) the applicable Trust receives the agreed-upon consideration therefor and (viii) the Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended, the applicable Preferred Securities Guarantee will be a valid and binding obligation of Edison International enforceable in accordance with its terms.

          3. Edison International has the authority pursuant to its Articles of Incorporation to issue up to 800,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. Upon adoption by the Board of Directors of Edison International of any necessary further resolutions and filing of any necessary certificates of determination as to Preferred Stock, in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock). or Preferred Stock will be validly issued, fully paid and nonassessable.

          The opinions set forth in paragraphs 1 through 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or
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contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the effect of requirements that a claim with respect to any Preferred Securities Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) the effect of governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or current unit. In addition, I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, or with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

          I have assumed for purposes of this opinion that (i) the applicable Indenture constitutes the legally valid, binding and enforceable obligation of Edison International enforceable against Edison International in accordance with its terms; (ii) the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; (iv) the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and (vi) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

          I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Securities and the Preferred Securities Guarantees" in the Prospectus included therein and under the caption "Validity of Series A QUIPS, Series A QUIDS and Series A Guarantee" in the Initial Prospectus Supplement included therein.

                              Very truly yours,

                              /S/ Kenneth S. Stewart
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                              Kenneth S. Stewart
                              Assistant General Counsel